EXHIBIT 24.1
SPECTRA ENERGY CORP
Power of Attorney
FORM 10-K
Annual Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2016
(Annual Report)
The undersigned Spectra Energy Corp, a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint J. Patrick Reddy, Allen C. Capps and Reginald D. Hedgebeth, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission the Annual Report of said Spectra Energy Corp on Form 10-K and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.
Executed as of the 24th day of February, 2017.

SPECTRA ENERGY CORP

By:	/s/ Gregory L. Ebel
Gregory L. Ebel President and Chief Executive Officer

ATTEST:

/s/ Reginald D. Hedgebeth
Secretary and General Counsel

/s/ Gregory L. Ebel	President and Chief Executive Officer and Chairman
Gregory L. Ebel	(Principal Executive Officer and Director)
/s/ J. Patrick Reddy	Chief Financial Officer
J. Patrick Reddy	(Principal Financial Officer)
/s/ Allen C. Capps	Vice President and Controller
Allen C. Capps	(Principal Accounting Officer)
/s/ Austin A. Adams	(Director)
Austin A. Adams
/s/ Joseph Alvarado	(Director)
Joseph Alvarado
/s/ Pamela L. Carter	(Director)
Pamela L. Carter
/s/ Clarence P. Cazalot Jr	(Director)
Clarence P. Cazalot Jr
/s/ F. Anthony Comper	(Director)
F. Anthony Comper
/s/ Peter B. Hamilton	(Director)
Peter B. Hamilton
/s/ Miranda C. Hubbs	(Director)
Miranda C. Hubbs
/s/ Michael McShane	(Director)
Michael McShane
/s/ Michael G. Morris	(Director)
Michael G. Morris
/s/ Michael E.J. Phelps	(Director)
Michael E.J. Phelps